Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of July 1, 2022, by and among TeraWulf Inc., a Delaware corporation (the “Company”), and each Person listed the signature pages hereto (each a “WULF Investor” and, collectively, together with any transferee of Warrant Shares (as defined below) that enters into a joinder to this Agreement pursuant to Section 4.01, the “WULF Investors”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.

WHEREAS, the WULF Investors acquired the Warrants (defined below) which are exercisable for shares of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to that certain Warrant Agreement, dated as of July 1, 2022, by and between the Company and the WULF Investors (the “Warrant Agreement”);

WHEREAS, the Company and the WULF Investors have entered into that certain Loan, Guaranty and Security Agreement, dated December 1, 2021, by and among the Company, the Guarantors (as defined therein), the Lenders (as defined therein) and Wilmington Trust, National Association, as agent (the “Original Loan Agreement”);

WHEREAS, substantially concurrently with the execution and delivery of the Warrant Agreement, the Company and the WULF Investors, or affiliates thereof, will enter into an amendment to the Original Loan Agreement pursuant to which the Company will borrow up to $15,000,000 in principal amount of a senior secured term loan (the “First Amendment Term Loan”) structured as a new term loan tranche from the WULF Investors or affiliates thereof on the terms set forth therein (the “Loan Agreement Amendment” and the Original Loan Agreement, as amended by the Loan Agreement Amendment, the “Loan Agreement”);

WHEREAS, subject to the terms and conditions of the Loan Agreement, the Company may borrow up to $35,000,000 in principal amount of senior secured delayed draw term loan commitments (the “DDTL Commitments”) structured as a new delayed-draw term loan tranche under the Loan Agreement;

WHEREAS, in connection with the closing of the transactions contemplated by the Loan Agreement Amendment, on the First Amendment Effective Date, the Company has agreed to issue to the WULF Investors (ratably, based on their respective funding of the First Amendment Term Loan) warrants to purchase an aggregate number of shares of Common Stock equal to 3.0% of the Fully Diluted Equity (as defined in the Warrant Agreement) of the Company determined as of the First Amendment Effective Date (the “First Amendment Warrants”);

WHEREAS, for each funding of DDTL Commitments, the Company has agreed to issue to the WULF Investors (ratably, based on their respective funding of DDTL Commitments) additional warrants to purchase an aggregate number of shares of Common Stock equal to (x) for the funding of the first tranche of $15,000,000 in aggregate principal amount of DDTL Commitments, an incremental 3.75% of the Fully Diluted Equity of the Company determined as of the date of such funding (the “First DDTL Warrants”) and (y) for the funding of the second tranche of $20,000,000 in aggregate principal amount of DDTL Commitments, an incremental 4.25% of the Fully Diluted Equity of the Company determined as of the date of such funding (the “Second DDTL Warrants” and, together with the First DDTL Warrants, the “DDTL Warrants”);

WHEREAS, as partial consideration for the DDTL Commitments, the Company has agreed to issue to the WULF Investors (ratably, based on their respective funding of DDTL Commitments) additional warrants to purchase an aggregate number of shares of Common Stock equal to 2.0% of the Fully Diluted Equity of the Company determined as of the First Amendment Effective Date (the “Commitment Warrants”, and together with the First Amendment Warrants and the DDTL Warrants, the “Warrants”); and

WHEREAS, as a condition to entering into the Loan Agreement Amendment and the Warrant Agreement, the Company and the WULF Investors are entering into this Agreement for the purpose of granting certain registration and other rights to the Holders.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Resale Shelf Registration

Section 1.01           Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use its commercially reasonable efforts to file as soon as reasonably practicable (but in any event not later than 20 days after the date of this Agreement) a registration statement covering the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Majority Holders) (the “Resale Shelf Registration”) and shall use its commercially reasonable efforts to cause such Resale Shelf Registration to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof (it being agreed that the Resale Shelf Registration shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act if Rule 462(e) is available to the Company).

Section 1.02           Effectiveness Period. Once declared effective, the Company shall, subject to the other applicable provisions of this Agreement, use its commercially reasonable efforts to cause the Resale Shelf Registration to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).

Section 1.03           Subsequent Shelf Registration. If any Shelf Registration ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf Registration to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf Registration in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration or file an additional registration statement (a “Subsequent Shelf Registration”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after such filing (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act if Rule 462(e) is available to the Company) and (b) keep such Subsequent Shelf Registration continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration shall be a registration statement on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Majority Holders.

Section 1.04           Supplements and Amendments. The Company shall supplement and amend any Shelf Registration if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration. The foregoing notwithstanding, once a Shelf Registration has been filed and declared effective, the Company shall have no obligation to supplement or amend such Shelf Registration or file a new Shelf Registration solely as a result of any action (including transfers of Registrable Securities or the joinder of any additional Holders to this Agreement) that may thereafter be taken by the Holders; provided that the Company may elect, in the Company’s discretion, to supplement or amend such Shelf Registration if the Holders agree to pay the Company’s out-of-pocket expenses in connection with such supplement or amendment.

Section 1.05           Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration is effective, if the Majority Holders deliver a notice to the Company (a “Take-Down Notice”) stating that Holders intend to effect a sale or distribution of all or part of the Registrable Securities included on any Shelf Registration (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

Section 1.06           Piggyback Registration.

(a)                If the Company proposes to file a registration statement under the Securities Act with respect to an offering of shares of Common Stock, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such filing, which notice shall be given no later than two Business Days prior to the filing date (the “Piggyback Notice”), to the Holders of Registrable Securities. The Piggyback Notice shall offer such Holders the opportunity to include (or cause to be included) in such registration statement the number of shares of Registrable Securities as each such Holder may request (each, a “Piggyback Registration Statement”). Subject to Section 1.06(b), the Company shall include in each Piggyback Registration Statement all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within one Business Day after the date of the Piggyback Notice. The Company shall not be required to maintain the effectiveness of a Piggyback Registration Statement beyond the earlier of (A) 180 days after the effective date thereof and (B) consummation of the distribution by the Holders of all of the Registrable Securities included in such registration statement.

(b)                If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.06 are to be sold in an underwritten offering, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request on the same terms and subject to the same conditions as any other shares of Common Stock included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities that can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company, (ii) second, the securities proposed to be sold by stockholders of the Company other than the Holders to the extent such stockholders of the Company had, prior to the date hereof, a contractual right to initiate such offering; (iii) third, the Registrable Securities of the Holders that have requested to participate in such underwritten offering, allocated pro rata among such Holders on the basis of the percentage of the Registrable Securities requested to be included in such offering by such Holders; and (iv) fourth, any other securities of the Company that have been requested to be included in such offering.

Article II

Additional Provisions Regarding Registration Rights

Section 2.01           Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

(a)                prepare and file with the SEC a registration statement with respect to such securities in accordance with the applicable provisions of this Agreement;

(b)                prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement (in accordance with the intended methods of disposition by the sellers thereof) and as may be necessary to keep the registration statement continuously effective for the period set forth in this Agreement;

(c)                furnish to legal counsel selected by the Majority Holders copies of the registration statement, related prospectuses and amendments or supplements thereto proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;

(d)                furnish to the Holders and, if applicable, to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Holders or, if applicable, such underwriters may reasonably request in order to facilitate the public offering of such securities;

(e)                use commercially reasonable efforts to notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.02, at the request of the Majority Holders, prepare as promptly as is reasonably practicable and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

(f)                 use commercially reasonable efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably requested in writing by the Majority Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection, (ii) take any action that would subject it to general service of process in any such jurisdictions or (iii) take any action that would subject it to taxation in any such jurisdictions;

(g)                otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated under the Securities Act;

(h)                as promptly as is reasonably practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to such registration statement or to amend or to supplement such prospectus or for additional information or (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose;

(i)                 use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(j)                 use commercially reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement; and

(k)                in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, use commercially reasonable efforts promptly to obtain the withdrawal of such order.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.01(e), 2.01(h)(ii) or 2.01(h)(iii), such Holder shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as reasonably practicable, or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, each Holder shall use commercially reasonable efforts to return to the Company all copies then in its or their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holders thereof. If the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as reasonably practicable, provide written notice to the Holders that such Interruption Period is no longer applicable.

Section 2.02           Suspension.

(a)                Notwithstanding any other provision of this Agreement, in the event that the Company determines in good faith that one or more of the following circumstances exist, the Company may, at its option, (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement for the applicable following periods:

(i)                 for not more than 90 days in the aggregate in any 180-day period, if the Company reasonably believes that any registration, filing, sale or offering would require the Company to make disclosures of material non-public information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would not be in the Company’s best interests; provided that this exception shall continue to apply only during the time that such material non-public information has not been publicly disclosed by the Company; and

(ii)               for not more than 90 days in the aggregate in any 180-day period, if the Company is pursuing a primary underwritten offering of securities of the Company.

(b)                In addition, the Company shall have the right, exercisable at its option, once in any 12-month period, to require the Holders of Registrable Securities to suspend any sale or offerings of Registrable Securities pursuant to a registration statement for a period of not more than 90 days from the date of receipt of such notice of suspension if the Company elects at such time to offer securities of the Company in connection with a material merger, third-party tender offer or exchange offer or other business combination, acquisition of assets or similar transaction; or

(c)                If the Company defers any registration of Registrable Securities in response to an Underwritten Offering Notice or requires the Holders to suspend any Underwritten Offering, any Holder shall be entitled to withdraw such Underwritten Offering Notice and if it does so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.05.

Section 2.03           Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities included in such registration.

Section 2.04           Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company or its legal counsel may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:

(a)                such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the effectiveness thereof;

(b)                during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution, including Regulation M promulgated under the Exchange Act, and, to the extent required by such laws, will, and will cause their Affiliates to, among other things (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such laws; (ii) distribute the Registrable Securities acquired by them solely in the manner described in the applicable registration statement; and (iii) if required by applicable law, cause to be furnished to each agent or broker-dealer to or through whom such Registrable Securities may be offered, or to the offeree if an offer is made directly by such Holder or Holders or their respective Affiliates, such copies of the applicable prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree;

(c)                such Holder or Holders shall, and they shall cause their respective Affiliates to, (i) supply in a timely manner any information as they may be reasonably requested to provide in connection with the offering or other distribution of Registrable Securities by such Holder or Holders and (ii) execute, deliver and perform under any agreements and instruments reasonably requested by the Company or its representatives to effectuate such registered offering, including opinions of counsel and questionnaires; and

(d)                on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.01(e) or clause (ii) or (iii) of Section 2.01(h), or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering, sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.

Section 2.05           Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as a Holder owns Registrable Securities, the Company will to the extent reasonably practicable under the circumstances:

(a)                file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(b)                furnish to the Holder upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act.

Section 2.06           Legends. Upon request of a Holder, the Company shall use its commercially reasonable efforts to promptly cause the removal of any private placement legend and to issue a certificate or a book entry record without such legend to such holder of the Warrant Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Warrant Shares are registered for resale pursuant to an effective registration statement under the Securities Act, upon the sale thereof; provided that such Holder agrees to only sell such Warrant Shares during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement, (ii) the Warrant Shares are sold pursuant to Rule 144, or (iii) the Warrant Shares can be sold, assigned or transferred without restriction or current public information requirements pursuant to Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and any requirement for the Company to be in compliance with the current public information required under Rule 144(c) or Rule 144(i), as applicable, and in each case, the holder provides the Company with an undertaking to effect any sales or other transfers in accordance with the Securities Act. With respect to a sale pursuant to the foregoing clause (i) or (ii), the Company shall use its commercially reasonable efforts to cause the removal of such legend within two business days of receipt of the Holder’s request, provided that the Holder has provided such customary representations and other documentation in connection therewith. The Company shall be responsible for the fees of the transfer agent, counsel to the Company, and all DTC fees associated with such issuance, and the Holder shall be responsible for all other fees and expenses (including, without limitation, any applicable broker fees, fees and disbursements of its legal counsel and any applicable transfer taxes). The Company shall use its commercially reasonable efforts at its own expense to cause its legal counsel to deliver an opinion, if necessary, to DTC or the transfer agent in connection with the instruction under in this Section 2.06 to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel, DTC or transfer agent, establishing that restrictive legends are no longer required.

Article III

Indemnification

Section 3.01           Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities as to which registration or qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify each Holder, each Holder’s current and former officers, directors, partners and members, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), against all expenses, claims, losses, damages and liabilities, joint or several, (or actions in respect thereof) to the extent arising out of or based on (a) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, in each case related to such registration statement, or any amendment or supplement thereto, (b) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or (c) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each of the Company Indemnified Parties for any reasonable documented out-of-pocket legal expenses and any other reasonable documented out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such claim, loss, damage, liability or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information furnished by or on behalf of any Holder expressly for use in connection with such registration.

Section 3.02           Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify the Company, each of its current and former officers, directors, agents and employees, each underwriter, if any, of the Company’s securities covered by such registration, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable documented out-of-pocket legal expenses and any other reasonable documented out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.02 payable by any Holder exceed an amount equal to the proceeds received by such Holder (in the aggregate) in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.02 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).

Section 3.03           Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim as to which indemnity is sought. The Indemnifying Party shall have the right, exercisable by giving written notice to the Indemnified Party, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which (a) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, (b) includes any statement as to or any admission of fault, culpability, or wrong doing or (c) involves criminal liability or injunctive relief. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.

Section 3.04           Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party (or is insufficient to hold harmless such Indemnified Party), other than pursuant to its terms, with respect to any claim, loss, damage, liability or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions that resulted in such claim, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.04 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.04. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 3.04 will be limited to an amount equal to the proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article IV

Transfer and Termination of Registration Rights

Section 4.01           Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to any Affiliate of such in connection with a transfer of Warrants or Warrant Shares to such Affiliate in a transfer permitted by the Warrant Agreement; provided, however, that (i) prior written notice of such assignment of rights is given to the Company and (ii) such Affiliate agrees in writing to be bound by, and subject to, this Agreement as an “Investor” pursuant to a written instrument substantially in the form of Exhibit B to this Agreement.

Section 4.02           Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.

Article V

Miscellaneous

Section 5.01           Amendments. The provisions of this Agreement may be amended upon, and only upon, the prior written consent of the Company and the Majority Holders; provided, however, that no amendment that reduces or eliminates any rights of a Holder shall be effective against such Holder without such Holder’s prior written consent.

Section 5.02           Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 5.03           Assignment. Except as provided in Section 4.01, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by the Company, on the one hand, without the prior written consent of the Majority Holders or by any Holder, on the other hand, without the prior written consent of the Company.

Section 5.04           Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 5.05           Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the Company and the Investors any rights or remedies hereunder.

Section 5.06           Governing Law; Jurisdiction.

(a)                This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(b)                To the fullest extent permitted by law, the Company and each Investor consents irrevocably to personal jurisdiction, service and venue in connection with any claim arising out of this Agreement or the transactions contemplated hereby, in the courts of the State of New York located in New York County, New York and in the federal courts in the Southern District of New York. Service of process, summons, notice or other document by certified or registered mail to such Person’s address for receipt of notices pursuant to Section 5.9 shall be effective service of process for any suit, action or other proceeding brought in any such court. To the fullest extent permitted by law, the Company and each Investor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in such courts and hereby further waives any claim that any suit, legal action or proceeding brought in such courts has been brought in an inconvenient forum.

Section 5.07           Remedies. The Company and the Investors agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and each Investor in its sole discretion may apply to any court of law or equity of competent jurisdiction for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

Section 5.08           Waiver of Jury Trial. THE COMPANY AND EACH INVESTOR ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, THE COMPANY AND EACH INVESTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.09           Notices. Any notices or other communications required or permitted hereunder will be deemed to have been properly given and delivered if in writing by such Person or its legal representative and delivered personally or sent by email or nationally recognized overnight courier service guaranteeing overnight delivery, addressed as follows:

If to the Company:

TeraWulf Inc.

9 Federal Street

Easton, MD 21601

Attention: Paul Prager, Chief Executive Officer
Email: prager@terawulf.com

with copies to (which shall not constitute notice):

TeraWulf Inc.

9 Federal Street

Easton, MD 21601

Attention: Office of the General Counsel

Facsimile: (410) 770-9705

Email: legal@terawulf.com

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention: David S. Huntington

Email: dhuntington@paulweiss.com

If to a Holder:

To its address set forth on its signature page to this Agreement with a copy to (which shall not constitute notice):

White & Case LLP
1211 Avenue of the Americas
New York, NY 10020
Attention: Keith Wofford, Stephen Moeller-Sally, A.J. Ericksen
Email: kwofford@whitecase.com; ssally@whitecase.com; aj.ericksen@whitecase.com

Unless otherwise specified herein, such notices or other communications will be deemed given: (a) on the date delivered, if delivered personally; (b) one Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery; and (c) on the date delivered, if delivered by email during business hours (or one Business Day after the date of delivery if delivered after 5:00 p.m. in the place of receipt). The Company will be entitled to specify a different address by delivering notice as aforesaid to each Investor, and each Investor will be entitled to specify a different address by delivering notice as aforesaid to the Company.

Section 5.10           Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.

Section 5.11           Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Registration Rights Agreement to be executed as of the date first written above.

TERAWULF INC.

By:	/s/ Paul B. Prager
Name:	Paul B. Prager
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

Accepted and agreed by:

NOVAWULF DIGITAL MASTER FUND, L.P.

By: NOVAWULF DIGITAL GENPAR, L.P.,
its General Partner

By: NOVAWULF DIGITAL MGP LTD.,
its General Partner

By:	/s/ Michael Abbate
Name: Michael Abbate
Title: Director

Address for Notices:

9 Federal Street

Easton, Maryland 21601

[Signature Page to Registration Rights Agreement]

SUNRISE PARTNERS LIMITED PARTNERSHIP

By: Paloma Partners Management Company,
its general partner

By:	/s/ Douglas W. Ambrose
Name: Douglas W. Ambrose
Title: Managing Director

Address for Notices:

c/o Paloma Partners Management Company

Two American Lane

Greenwich, CT 06831

Attn: Joshua Hertz

[Signature Page to Registration Rights Agreement]

MARINER ATLANTIC MULTI-STRATEGY MASTER FUND, LTD.

By: Mariner Investment Group, LLC, its Investment Manager

By:	/s/ Peter O’Rourke
Name: Peter O’Rourke
Title: General Counsel

Address for Notices:

500 Mamaroneck Avenue

Suite 101

Harrison, New York 10528

[Signature Page to Registration Rights Agreement]

THRACIA, LLC

By:	/s/ John Vasallo
Name: John Vasallo
Title: Authorized Signatory

Address for Notices:

PSAM

1350 Avenue of the Americas

21st Floor

New York, New York 10019

Attn: Phil Brown

[Signature Page to Registration Rights Agreement]

LUMYNA SPECIALIST FUNDS – EVENT ALTERNATIVE FUND

By:	/s/ John Vasallo
Name: John Vasallo
Title: Authorized Signatory

Address for Notices:

PSAM

1350 Avenue of the Americas

21st Floor

New York, New York 10019

Attn: Phil Brown

[Signature Page to Registration Rights Agreement]

LIVELLO CAPITAL SPECIAL OPPORTUNITIES MASTER FUND LP

By:	/s/ Joseph Salegna
Name: Joseph Salegna
Title: Chief Financial Officer

Address for Notices:

c/o Livello Capital Management LP

1 World Trade Center

85th Floor

New York, New York 10007

Email: jsalegna@livellocap.com

[Signature Page to Registration Rights Agreement]

HN SUMMIT HOUSE CREDIT OPPORTUNITIES FUND I, LP

By: HN Summit House Capital Management, LLC

By:	/s/ Jed Walsh
Name: Jed Walsh
Title: Chief Investment Officer

Address for Notices:

1807 Ross Avenue

Suite 440

Dallas, TX 75201

[Signature Page to Registration Rights Agreement]

OWL CREEK CREDIT OPPORTUNITIES MASTER FUND, L.P.

By:	/s/ Kevin Dibble
Name: Kevin Dibble
Title: General Counsel

Address for Notices:

640 Fifth Avenue

20th Floor

New York, New York 10019

Email: operations@owlcreeklp.com

[Signature Page to Registration Rights Agreement]

JEFFERIES LEVERAGED CREDIT PRODUCTS, LLC

By:	/s/ William McLoughlin
Name: William McLoughlin
Title: SVP

Address for Notices:

520 Madison Avenue

New York, New York 10022

[Signature Page to Registration Rights Agreement]

EXHIBIT A

DEFINED TERMS

1. The following capitalized terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks are authorized or required to close in the City of New York, New York.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“First Amendment Effective Date” means the closing date of the Loan Agreement Amendment.

“Holder” means any WULF Investor or Investor holding Registrable Securities.

“Junior Capital” has the meaning assigned to such term in the Loan Agreement Amendment.

“Majority Holders” means Holders holding a majority of the Registrable Securities.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity or organization.

“register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.

“Registrable Securities” means all Warrant Shares issued pursuant to the Warrant Agreement; provided that Registrable Securities shall cease to be Registrable Securities for purposes of this Agreement:

(i)                 when all Warrant Shares have been transferred to any Person other than a Holder or an Affiliate of a Holder; or

(ii)               at such time as (a) the restrictive legend has been removed from all Warrant Shares, and (b) the Holders may sell all the Warrant Shares under Rule 144 without being limited by the volume limitations thereunder.

“Registration Expenses” means all expenses incurred by the Company in complying with Article I, including all registration, qualification, listing and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees of the Company’s external auditors, and any blue sky fees and expenses; provided, however, that Registration Expenses shall not be deemed to include any Selling Expenses.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.

“SEC” means the U.S. Securities and Exchange Commission and any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders, and the fees and expenses of any counsel to the Holders.

“Shelf Registration” means the Resale Shelf Registration or a Subsequent Shelf Registration, as applicable.

“Warrant Shares” has the meaning set forth in the Warrant Agreement.

2. The following terms are defined in the Sections of the Agreement indicated:

INDEX OF ADDITIONAL TERMS

Term	Section
Agreement	Preamble
Commitment Warrants	Recitals
Common Stock	Recitals
Company	Preamble
Company Indemnified Parties	Section 3.01
DDTL Commitments	Recitals
DDTL Warrants	Recitals
DTC	Section 2.06
Effectiveness Period	Section 1.02
First Amendment Term Loan	Recitals
First Amendment Warrants	Recitals
First DDTL Warrants	Recitals
Holder Indemnified Parties	Section 3.02
Indemnified Party	Section 3.03
Indemnifying Party	Section 3.03
Interruption Period	Section 2.01
Investors	Preamble
Loan Agreement	Recitals
Loan Agreement Amendment	Recitals
Original Loan Agreement	Recitals

A-2

Term	Section
Piggyback Notice	Section 1.06
Piggyback Registration Statement	Section 1.06
Piggyback Request	Section 1.06
Warrant Agreement	Recitals
Resale Shelf Registration	Section 1.01
Shelf Offering	Section 1.05
Second DDTL Warrants	Recitals
Subsequent Shelf Registration	Section 1.03
Take-Down Notice	Section 1.05
Warrants	Recitals
Warrant Agreement	Recitals
WULF Investor	Preamble

A-3

EXHIBIT B

JOINDER TO REGISTRATION RIGHTS AGREEMENT

THIS JOINDER (this “Joinder”) to the Registration Rights Agreement, dated as of July 1, 2022, by and between TeraWulf Inc., a Delaware corporation (the “Company”) and the investors named therein (the “Agreement”), is made and entered into as of [●], 20[●] by and between the Company and [●] (the “Holder”). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired [●] Warrant Shares from [●] or its successor or permitted transferee).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.       Agreement to be Bound. Holder hereby (i) acknowledges that Holder has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, Holder shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement applicable to Investors.

2.       Counterparts; Facsimile Signatures. This Joinder may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

3.       Governing Law. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.       Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first set forth above.

TERAWULF INC.

By: [●]
Title: [●]

[HOLDER]

By: [●]
Title: [●]
Address:

B-2